UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	005-87636	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 35th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2013, Ophthotech Corporation (the “Company”) entered into a lease with Carnegie 214 Associates Limited Partnership, as landlord, for approximately 8,468 square feet of office space at 214 Carnegie Center, Princeton, New Jersey.  The Company intends to use the leased premises, which will replace the premises the Company had previously occupied in Princeton, New Jersey, for corporate and commercial functions. The lease term commences on the first to occur of the day after the substantial completion of tenant improvement construction being performed by the landlord and the day on which the Company takes possession of the premises, and expires five years therefrom.  The Company has the option to extend the term of the lease for an additional five year period upon at least fourteen months prior written notice.  The Company has agreed to pay aggregate rental fees of approximately $1.3 million over the initial 60-month term.  The Company will provide a cash security deposit to the landlord in the amount of $104,968, which amount will be reduced incrementally over the term of the lease.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: October 31, 2013	By:	/s/ Bruce A Peacock
	Name:	Bruce A. Peacock
	Title:	Chief Financial
and Business Officer